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                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106655 of Evans Bancorp, Inc. on Form S-8 and Registration Statement No. 333-34347 of Evans Bancorp, Inc. on Form S-3 of our report dated January 28, 2003 on the consolidated statements of income, changes in stockholders' equity and cash flow of Evans Bancorp, Inc. for the year ended December 31, 2002, appearing in this Annual Report on Form 10-K of Evans Bancorp, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
-------------------------
Buffalo, New York
March 8, 2005

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